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                                                                  EXHIBIT (23)A

[COOPERS & LYBRAND LETTERHEAD]

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 24, 1995, on our audits of the consolidated financial statements of D&N Financial Corporation and Subsidiary as of December 31, 1994 and 1993 and for the years ended December 31, 1994 and 1993, which report is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand L.L.P.

Detroit, Michigan
February 23, 1996